UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of report: May 15, 2009

Date of earliest event reported: May 11, 2009

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PACIFIC ASIA PETROLEUM, INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

000-52770	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Ave., Hartsdale, New York 10530
(Address of principal executive offices)

(914) 472-6070
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On May 13, 2009, Pacific Asia Petroleum, Inc. (the “Company”) (PFAP.OB) and its wholly-owned Hong Kong subsidiary, Pacific Asia Petroleum Energy Limited (“PAPE”), entered into a Letter of Understanding (“LOU”) with Mr. Li Xiangdong and Mr. Ho Chi Kong, superseding in full that certain Amended and Restated Agreement on Cooperation, dated February 27, 2009, entered into by and among the Company, Mr. Li Xiangdong, Mr. Ho Chi Kong and Well Lead Group Limited (the “AOC”), which AOC was terminated by the parties effective May 13, 2009 following the parties’ determination that the transactions proposed under the AOC should be restructured to remove Well Lead Group Limited (“Well Lead”) as a party thereto.  Well Lead agreed to terminate the AOC, and further agreed and acknowledged that the Company, PAPE, Mr. Li Xiangdong and Mr. Ho Chi Kong could proceed with a similar transaction as contemplated under the AOC without any further involvement of, or obligation to, Well Lead.

The LOU covers substantially the same transaction as contemplated under the AOC, but expanded to include two additional oilfield projects in the Fulaerjiqu Oilfield in Qiqihar City, the Heilongjiang Province in the People’s Republic of China (the “Fulaerjiqu Oilfield”).  Pursuant to the LOU, the parties have agreed to form a Chinese joint venture company (the “CJVC”), to be 75.5% owned by PAPE and 24.5% owned by Mr. Li Xiangdong, into which Mr. Li Xiangdong will assign certain patent rights related to chemical enhanced oil recovery (the “LXD Patents”).  Upon formation of the CJVC, PAPE will issue shares of Mr. Ho Chi Kong to provide him with 30% ownership of PAPE, with the Company retaining 70% ownership of PAPE.  Thereafter, Mr. Ho Chi Kong shall work to assign to CJVC two contracts relating to oilfield projects in the Fulaerjiqu Oilfield.  These contracts are anticipated to each deliver to the CJVC a significant percentage of the oil produced using the technology covered by the LXD Patents.  According to the Qiqihar City branch of the Chinese Ministry of Land and Resources, the Fulaerjiqu Oilfield contains 115,000,000 barrels of Original Oil In Place (“OOIP”), of which only 510,000 barrels of cumulative oil have been produced to date.  In addition, Mr. Li Xiangdong shall be engaged as a consultant by CJVC to provide research and development services, training, and assistance in promoting certain other opportunities developed by him that target the application of the technology embodied in the LXD Patents, including assistance with entering into a contract with respect to the Liaohe Oilfield (the “Liaohe Contract”), and helping to develop projects in both the Shandong Province and the Xinjiang autonomous region of the People’s Republic of China for the provision and application of technology and chemicals developed by Mr. Li Xiangdong.

The Company has agreed to loan up to $5 million to PAPE, which may then invest up to RMB 30,000,000 as registered capital of the CJVC (approximately $4.4 million) when and to the extent required under applicable law, to be used by the CJCV to carry out work projects, fund operations, and to make aggregate payments of up to $1.5 million in cash to Mr. Li Xiangdong and Mr. Ho Chi Kong.  The payments of up to $1.5 million to Mr. Li Xiangdong and Mr. Ho Chi Kong shall be subject to the achievement of certain milestones, including the formation of the CJVC, the transfer of the LXD Patents to the CJVC, and the signing of the contracts with respect to the Fularjiqu Oilfield and the Liaohe Contract by the CJVC, as well as certain production-based milestones resulting from the implementation of these contracts.

The loan from the Company to PAPE will be repaid from funds distributed to PAPE by way of dividends or other appropriate payments from the CJVC.

In addition, the Company has agreed to issue up to an aggregate of 400,000 shares of Common Stock of the Company, and an option exercisable for up to an aggregate of 400,000 shares of the Common Stock of the Company, to Mr. Li Xiangdong and Mr. Ho Chi Kong, subject to the achievement of certain milestones, including the transfer of the LXD Patents to the CJVC, and the signing of the contracts by the CJVC with respect to the Fulaerjiqu Oilfield.

For additional information relating to the terminated AOC, please see the Company’s Form 8-K’s filed September 30, 2008 and March 3, 2009.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 11, 2009, the Company was informed by (i) ChevronTexaco China Energy Company (“CVX”) that it was exercising its right to terminate that certain Asset Transfer Agreement, dated September 7, 2007, as amended, entered into by and between Chevron Texaco and the Company, and (ii) BHP Billiton World Exploration Inc. (“BHP”) that it was exercising its right to terminate that certain Asset Transfer Agreement, dated March 29, 2008, as amended, entered into by and between BHP and the Company, each with respect to the coalbed methane (“CBM”) and tight gas sand resource block known as the “Baode Area” located in the Shanxi Province in China.  As a result of these terminations, CVX will return to the Company a prepaid deposit of $650,000 and BHP will return to the Company a prepaid deposit of $500,000.

The Company has entered into negotiations with China United Coalbed Methane Corp. Ltd. (“CUCBM”) and China National Petroleum Corp. (“CNPC”) for the entry into a new production sharing contract with respect to the Baode Area proposed to be entered into by and among the Company, CUCBM and CNCP.  There is no assurance that the Company will be able to successfully negotiate and enter into a production sharing contract with respect to the Baode Area on terms and conditions acceptable to the Company.

On May 13, 2009, the Company, Mr. Li Xiangdong, Mr. Ho Chi Kong and Well Lead terminated the AOC, and promptly thereafter, the Company, PAPE, Mr. Li Xiangdong, and Mr. Ho Chi Kong entered into the LOU which covers substantially the same transaction as contemplated under the AOC, expanded as described above to include two additional oilfield projects.  See Item 1.01 above.

A copy of the press release announcing the entry into the LOU and the termination of the agreements with CVX and BHP is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated May 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2009

Pacific Asia Petroleum, Inc.
By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer

Index to Exhibit

Exhibit Number	Description
99.1	Press Release dated May 15, 2009.